QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4) of Expedia, Inc. of our report dated February 27, 2004 with respect to the consolidated financial statements of Vivendi Universal Entertainment LLLP included in the amended Annual Report (Form 10-K/A) of IAC/InterActiveCorp for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California
August 8, 2005

QuickLinks

Consent of Independent Registered Public Accounting Firm